Registration No. 33-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933



                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                      52-1853204
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)

  6701 Democracy Boulevard, Suite 300
            Bethesda, MD                                      20817
 (Address of Principal Executive Offices)                   (Zip Code)


                            1994 STOCK INCENTIVE PLAN
                            1997 STOCK INCENTIVE PLAN
                              (Full title of plans)



                                 H. Michael Bush
                                Acting President
                      International Franchise Systems, Inc.
                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                     (Name and address of agent for service)

                                 (301) 897-4870
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                               Bari Krein, Esquire
                          Reed Smith Shaw & McClay LLP
                             2500 One Liberty Place
                             Philadelphia, PA 19103

                                          CALCULATION OF REGISTRATION FEE

     Title of                                             Proposed                    Proposed
    securities                   Amount                    maximum                     maximum                  Amount of
       to be                      to be                offering price                 aggregate               registration
    registered                registered(1)             per share(2)              offering price(2)                fee

Common Stock,
par value
$.01 per
share..................           815,000 shs.                $2.188                   $1,783,220                   $540

(1) Plus such additional number of shares as may be required pursuant to the 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan (collectively, the "Plans") in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. This registration of the 815,000 shares of Common Stock includes 15,000 shares to cover the shares issuable upon options exercisable under the 1994 Stock Incentive Plan and 800,000 shares to cover the shares issuable upon options exercisable under the 1997 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued under the Plans is based on the average of the high and low sales prices of the Common Stock as reported by the Electronic Bulletin Board System of the National Association of Securities Dealers, Inc., for November 28, 1997.



EXPLANATORY NOTE

This registration statement on Form S-8 covers 15,000 shares of Common Stock, $.01 par value, to be issued upon exercise of options granted under the Company's 1994 Stock Incentive Plan (now terminated), and 800,000 shares of Common Stock, $.01 par value, to be issued upon exercise of options granted under the Company's 1997 Stock Incentive Plan.

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                  (a) The Company's latest annual report on Form 10-KSB filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) All other reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to above; and

                  (c) Any description of the Common Stock which is contained in a registration statement filed by the Company pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law specifically provides (i) that a director or officer of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful and (ii) that a director or officer of a corporation may be indemnified in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by the director or officer in connection with the defense or settlement of such action or suit if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation except that no indemnification may be provided in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         In implementation of the provisions of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that except as prohibited by law every Director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which such person may be involved, as a party or otherwise, by reason of being or having been a Director or officer of the Company. Such right to indemnification does not, however, apply to certain actions brought by a Director or officer himself. As in the case of the Delaware General Corporation Law, the Certificate of Incorporation also contains a non-exclusivity provision.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein.

          Exhibit
            No.

              4.1* Certificate of Incorporation of the registrant, as amended, filed herewith.

              4.2*   Bylaws of the registrant, as amended, filed herewith.

              5.1 Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Common Stock, filed herewith.

              23.1   Consent  of Reed  Smith  Shaw &  McClay  LLP  (included  in
                     Exhibit 5.1 filed herewith).

              23.2   Consent of Moore Stephens, P.C., filed herewith.

              24.1 Power of Attorney, contained on the signature page to this Registration Statement.


* Incorporated by reference to the exhibit with the same name to the Company's Form S-8 Registration Statement (file number 33-93680).

 Item 9.  Undertakings.

         (a)      Rule 415 offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      Filings incorporating subsequent Exchange Act Documents by
                  Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    ________

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on the 28th day of November, 1997.


                               INTERNATIONAL FRANCHISE SYSTEMS, INC.



                               By: /s/ H. Michael Bush
                                   H. Michael Bush, Acting President





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin Halpern and Gerald Halpern, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of November, 1997.


   Name                                           Title



  /s/ H. Michael Bush                           Acting President,
      H. Michael Bush                           Chief Financial Officer,
                                                Secretary and Director
                                                (Principal Executive Officer,
                                                Principal Financial Officer and
                                                Principal Accounting Officer)



  /s/ Colin Halpern                             Chairman of the Board
      Colin Halpern                             and Director



  /s/ Gerald Halpern                            Executive Vice President
      Gerald Halpern                            and Director

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.

                            1994 Stock Incentive Plan
                            1997 Stock Incentive Plan





                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index

              Exhibit
                No.                 Document

                4.1* Certificate of Incorporation of the registrant, as amended, filed herewith.

                4.2*                Bylaws of the registrant, as amended,
                                    filed herewith.

                5.1 Opinion of Reed Smith Shaw & McClay LLP, as to the legality of the Common Stock, filed herewith.

                23.1 Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1 filed herewith).

                23.2 Consent of Moore Stephens, P.C., independent auditors, filed herewith.

                24.1 Power of Attorney, contained on the signature page to this Registration Statement.


* Incorporated by reference to the exhibit with the same name to the Company's Form S-8 Registration Statement (file number 33-93680).